Exhibit  10.1
Form of Series A Exchange Agreement between MobileSmith, Inc. and various entities.

SERIES A EXCHANGE AGREEMENT

THIS SERIES A EXCHANGE AGREEMENT (this “Agreement”), dated as of December 23, 2020 (the “Closing Date”), is entered into by and between MobileSmith, Inc., a Delaware corporation (the “Company”), and the parties identified as “Holder(s)” on the signature page hereto (the “Holder(s)”).

BACKGROUND

WHEREAS, the Company and the Holders have entered into various convertible and non-convertible promissory note agreements (the “Note Agreements”) whereby the Company has issued to the Holders various convertible and non-convertible promissory notes (the “Notes”);

WHEREAS, the outstanding Note Agreements and the Notes held by Holders, including all amendments thereto, are set forth on Exhibit A that is attached hereto and incorporated herein by reference, which include certain documents related to the Note Agreements and the Notes including but not limited to certain security agreements relating to a secured interest in all of the Company’s assets (collectively, the “Note Transaction Documents”); and

WHEREAS, pursuant and subject to the terms herein, the Company and Holders have agreed to exchange the Notes (including all outstanding but unpaid principal and interest) for new securities of the Company.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agrees as follows:

1.          Incorporation of Preliminary Statements and Acknowledgement; Definitions. The preliminary statements set forth above by this reference hereto are hereby incorporated into this Agreement. Terms used as defined terms herein and not otherwise defined shall have the meanings provided therefor in the Purchase Agreement. In addition, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Common Stock” means the Company’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Transaction Documents” means this Agreement and the Certificate of Designation (as defined in Section 2 below).

“Lien” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 4(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Securities” means the Series A Preferred Stock (as defined in Section 2 below) and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB or the OTCQX (or any successors to any of the foregoing).

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Series A Preferred Stock.

2. Exchange. Subject to the conversion election set forth in this Section 2, the Company agrees to issue to the Holder 695,728 shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) with the terms set forth in the certificate of designation of preferences, rights and limitations (the “Certificate of Designation”) that is attached hereto as Exhibit B and incorporated herein by reference, in exchange for the Notes (including all outstanding but unpaid principal and interest). On the Closing Date, the Company shall file the Certificate of Designation with the State of Delaware and shall deliver to the Agent (as defined in the Certificate of Designation) evidence of such filing and the acceptance thereof by the State of Delaware, which shall be reasonably satisfactory to the Agent, and shall deliver to the Holder an original Series A Preferred Stock certificate dated as of the Closing Date in the name and denomination of shares of Series A Preferred Stock set forth on the signature page hereto within ten Trading Days from the Closing Date. Provided, however, a Holder may within two Trading Days after the Closing Date provide a written notice to the Company that such Holder is electing to convert all or part of the Note(s) held by such Holder pursuant to the terms of such Note. In the event a Holder elects to convert all or a portion of such Holder’s Notes, such Holder shall not be entitled to any shares of Series A Preferred Stock with respect to the portion of the Notes so converted and this Agreement shall be deemed null, void and of no further force or effect with respect to the portion of the Notes so converted.

3. Cancellation of the Notes. The Company and the Holder agree that, upon issuance of the Series A Preferred Stock, the Note Transaction Documents shall be cancelled in full and of no further force or effect and will destroy all certificates and/or documents with the Company’s original signature evidencing the Note Transaction Documents. The Holder agrees that, upon issuance and delivery by the Company of the Series A Preferred Stock, all executory and other provisions of the Note Transaction Documents (including all agreements and documents relating to any amendments and exchanges thereto) shall be deemed cancelled in full and of no further force or effect with respect to the Company or the Holder. Additionally, simultaneously with the issuance and delivery by the Company of the Series A Preferred Stock, the Holder, or in the alternative the Company, shall cause the filing of UCC-3’s to terminate all of the UCC-1’s filed pursuant to the Note Transaction Documents.

4. Representations and Warranties. Except as otherwise described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (and any amendments thereto filed at least two (2) Trading Days prior to the Closing Date), the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2020, June 30, 2020 and March 31, 2007 (and any amendments thereto filed at least two (2) Trading Days prior to the Closing Date),, and any of the Company’s Current Reports on Form 8-K filed since January 1, 2020 (and any amendments thereto filed at least two (2) Trading Days prior to the Closing Date) (all collectively, the “SEC Reports”), the Company hereby represents and warrants to, and covenants with, each Holders as of the date hereof and the applicable Closing Date, as follows:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 4.1(a) (individually, a “Subsidiary” and collectively, the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Exchange Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Exchange Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Agreements. The execution and delivery of the Exchange Transaction Documents, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no further action on the part of the Company or its Board of Directors or stockholders is required. The Exchange Transaction Documents have been validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except to the extent (i) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Exchange Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Exchange Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Exchange Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Exchange Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Exchange Transaction Documents.

(f) Capitalization. The outstanding capital stock of the Company is as described in the SEC Reports. The Company has not made any material issuances of capital stock since December 10, 2020, other than pursuant to the purchase of shares under the Company’s employee stock equity plans and the exercise of outstanding warrants or stock options, in each case as disclosed in the SEC Reports, as well as the issuance of restricted shares to certain of its directors as part of its director compensation program and the issuance of restricted shares to certain of the Company’s employees and consultants under the Company’s employee stock equity plans. There are not (i) any outstanding preemptive rights, or (ii) any rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company not disclosed in the SEC Reports, or (iii) any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party that would provide for the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options not disclosed in the SEC Reports. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.

(g) Financial Statements. The financial statements of the Company and the related notes contained in the SEC Reports present fairly and accurately in all material respects the financial position of the Company as of the dates therein indicated, and the results of its operations, cash flows and the changes in shareholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis at the times and throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

(h) Material Changes; Undisclosed Events, Liabilities or Developments. Except as disclosed in the SEC Reports or in any press releases issued by the Company at least two (2) Business Days prior to the Closing Date, there has not been (i) an event, circumstance or change that has had or is reasonably likely to have a Material Adverse Effect upon the Company, (ii) any obligation incurred by the Company that is material to the Company, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iv) any loss or damage (whether or not insured) to the physical property of the Company which has had a Material Adverse Effect.

(i) Litigation. There is no material legal or governmental proceeding pending, or to the knowledge of the Company, threatened, to which the Company is a party or of which the business or property of the Company is subject that is required to be disclosed and that is not so disclosed in the SEC Reports or in the supplemental written disclosure on material legal proceedings provided to the Holders. Other than the information disclosed in the SEC Reports, the Company is not subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other government body.

(j) No Violations. To the knowledge of the Company, it is not in violation of its Certificate of Incorporation, bylaws or other organizational documents, as amended. To the knowledge of the Company, it is not in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. The Company is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound, which such default would have a Material Adverse Effect upon the Company.

(k) Governmental and Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(l) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(m) Intellectual Property.

(i)  Except for matters which are not reasonably likely to have a Material Adverse Effect, (i) each of the Company has ownership of, or a license or other legal right to use, all patents, copyrights, trade secrets, trademarks, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company (collectively, “Intellectual Property”) and (ii) all of the Intellectual Property owned by the Company consisting of patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and/or such other jurisdictions.

(ii)  Except for matters which are not reasonably likely to have a Material Adverse Effect, all material licenses or other material agreements under which (i) the Company employs rights in Intellectual Property, or (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company are in full force and effect, and there is no default by the Company with respect thereto.

(iii)  The Company believes that it has taken all steps reasonably required in accordance with sound business practice and business judgment to establish and preserve the ownership of the Company’s material Intellectual Property.

(iv)  Except for matters which are not reasonably likely to have a Material Adverse Effect, to the knowledge of the Company, (i) the present business, activities and products of the Company do not infringe any intellectual property of any other person; (ii) neither the Company is making unauthorized use of any confidential information or trade secrets of any person; and (iii) the activities of any of the employees of the Company, acting on behalf of the Company, do not materially violate any agreements or arrangements related to confidential information or trade secrets of third parties.

(v)  Except for matters which are not reasonably likely to have a Material Adverse Effect, and except as disclosed in the SEC Reports, no proceedings are pending, or to the knowledge of the Company, threatened, which challenge the rights of the Company to the use the Company’s Intellectual Property.

(n) Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(o) Transactions With Related Parties. Other than described in the SEC Reports, to the knowledge of the Company, no transaction has occurred between or among the Company or any of its Affiliates, officers or directors or any Affiliate or Affiliates of any such officer or director that with the passage of time are reasonably likely be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(p) Private Placement. Assuming the accuracy of the Holder’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the exchange, offer and sale of the Securities by the Company to the Holder as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(q) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(r) Listing and Maintenance Requirements. The Company’s Common Stock is listed on the OTCQB maintained by the OTC Markets Group, Inc. under the symbol TAPM. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(s) Tax Status.                                 Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, or has properly filed extensions with respect thereto, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations except for taxes due for which appropriate extensions have been filed, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(t) Contracts. Except for matters which are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the SEC Reports that are material to the Company and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts.

(u) Offering Prohibitions. Neither the Company nor any person acting on its behalf or at its direction has in the past or will in the future take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer or sale of the Series A Preferred Stock as contemplated by this Agreement or the issuance of the Conversion Shares as contemplated by the Series A Preferred Stock within the provisions of Section 5 of the Securities Act.

(v) Books and Records. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) Survival. The foregoing representations and warranties shall survive the Closing Date.

5. Representations and Warranties of the Holder. The Holder hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. The Holder is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporated or formed with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Holder of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Holder. This Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Experience of Holder.  Each Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Each Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(c) Communication of Offer. No Holder is purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(d) Information on Company. Each Holder has been furnished with or has had access to the SEC Reports during the period from the date that is two years preceding the date hereof through the tenth Trading Day preceding the Closing Date in which such Holder purchases Securities. Holders are not deemed to have any knowledge of any information not included in the SEC Reports unless such information is delivered in the manner described in the next sentence.  In addition, such Holder may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Holder has requested under a confidentiality agreement (such other information is collectively, the “Other Written Information”), and considered all factors such Holder deems material in deciding on the advisability of investing in the Securities.  Such Holder was afforded (i) the opportunity to ask such questions as such Holder deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Holder to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities.

(e) Securities Act Representations. The Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Holder acknowledges it is contemplating selling certain of the Series A Preferred Stock immediately subsequent to the execution of this Agreement but that such transfer shall be accomplished in full compliance with the provisions of the Securities Act.

(f) Holder Status. At the time the Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts the Series A Preferred Stock it will be, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(g)  Survival. The foregoing representations and warranties shall survive the Closing Date.

The Company acknowledges and agrees that the representations contained in Section 5 shall not modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained in this Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

6.           Covenants in Favor of the Holders. The Company covenants and agrees with the Holders that, so long as any shares of the Series A Preferred Stock shall be outstanding, unless waived by the Agent (as defined in the Certificate of Designation) will perform the obligations set forth in this Section 6:

(a)  Taxes and Levies. The Company will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with GAAP with respect to any such tax, assessment, charge, levy or claim so contested.

(b)  Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a Material Adverse Effect.

(c)  Maintenance of Property. The Company will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business.

(d)  Insurance. The Company will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similarly situated corporations and carry such other insurance as is usually carried by similar corporations.

(e)  Books and Records. The Company will maintain a system of accounting sufficient to enable the Company to prepare financial statements in accordance with GAAP and will furnish to the Holders such books, records and accounts reflecting all of the business affairs and transactions of the Company as the Holders may reasonably request.

(f)  Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Holders upon becoming aware of the occurrence of any Event of Default (as hereinafter defined) or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default.

(g)  Matters Requiring Agent Approval. So long as any of shares of the Series A Preferred Stock remain outstanding, the Company will not, without the approval of the Agent:

(i)  make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(ii)  make any loan or advance to any person, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Company’s Board of Directors;

(iii)
guarantee any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(iv)
make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $100,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years;

(v)
incur any indebtedness in excess of $25,000 individually or in the aggregate, other than trade credit incurred in the ordinary course of business;

(vi)
increase or approve the compensation of the named executive officers, including benefits, bonuses and issuances of equity compensation; provided, however, that approval by the Agent of a pool of compensation benefits to be allocated by the Company will constitute approval of each specific allocation of such benefits by the Company;

(vii)
change the principal business of the Company, enter new lines of business, or exit the current line of business;

(viii)
sell, transfer, exclusively license, pledge or encumber any material Intellectual Property of the Company, except in the ordinary course of business;

(ix)
create or authorize the creation of or issue any other security convertible into or exercisable for any equity security of the Company, other than issuances to officers, directors, employees, consultants or advisors pursuant to equity compensation plans approved by the Company’s Board of Directors;

(x)
purchase or redeem or pay any dividend on any capital stock, other than stock repurchased from former employees or consultants in connection with the cessation of their employment or consulting services, at the lower of fair market value or cost; or

(xi)
 increase the number of shares authorized for issuance to officers, directors, employees, consultants and advisors pursuant to equity incentive plans or other similar compensatory agreements or arrangement.

7.
Miscellaneous.

(a)             Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Holders the written consent or approval of at least a majority of the then outstanding Series A Preferred Stock (“Requisite Percentage”).

(b)             Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(c)             Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)             Successors and Assigns. Subject to the restrictions on transfer described in Sections 9(e) below, the rights and obligations of the Company and the Holders shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)             Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holders holding a Requisite Percentage.

(f)             Entire Agreement. This Agreement together with the other Transaction Agreements constitute and contain the entire agreement among the Company and Holders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(g)             Notices. Except as set forth in Section 1(c), all notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to a Holder, at such Holder’s address or facsimile number set forth in the Schedule of Holders attached as Schedule I, or at such other address as such Holder shall have furnished the Company in writing, or (ii) if to the Company, at 5400 Trinity Road, Suite 208, Raleigh, North Carolina 27607 Attention: Legal Department, email address legal@mobilesmith.com, with a copy to Quick Law Group PC, 1035 Pearl Street, Suite 403, Boulder, CO 80302, Attn: Jeffrey M. Quick, Esq., fax: (303) 845-7315, email: jquick@quicklawgroup.com or at such other address or facsimile number as the Company shall have furnished to the Holders in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Trading Day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one Trading Day after being deposited with an overnight courier service of recognized standing or (v) two days after being deposited in the U.S. mail, first class with postage prepaid.

(h)           Expenses. Each of the parties hereto shall bear its own expenses in connection with the preparation, execution and delivery of this Agreement and the other Transaction Agreements.

(i)             Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Holders is a separate agreement and the sale of the Series A Preferred Stock to each of the Holders is a separate sale. Unless otherwise expressly provided herein, the rights of each Holder hereunder are several rights, not rights jointly held with any of the other Holders. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Holder whether arising by reason of the law of the respective Holder’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Holders. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)            Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(Signature Pages Follow)

        IN WITNESS WHEREOF, this Series A Exchange Agreement is executed as of the date first set forth above.

MOBILESMITH, INC.

By: __/s/ Jerry Lepore________________
Name: Jerry Lepore
Title:
Chief Executive Officer

[signature page of Holder to follow]

 [HOLDER SIGNATURE PAGE TO MOBILESMITH, INC.
SERIES A EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Series A Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:

Address of Holder:

Signature of Authorized Signatory of Holder: _____________________________________________

Name of Authorized Signatory: _________________________________________________________

Title of Authorized Signatory: __________________________________________________________

Address for Delivery of Securities to Holder (if not same as address for notice): _________________

_________________________________________________________________________________

__________________________________________________________________________________

Number of Series A Preferred Stock Shares:

EXHIBIT A

SCHEDULE OF NOTE PURCHASE AGREEMENTS AND NOTES

SCHEDULE B

CERTIFICATE OF DESIGNATION